As filed with the Securities and Exchange Commission on April 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOELIS & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	46-4500216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue, 4th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

MOELIS & COMPANY 2024 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Osamu R. Watanabe Esq.

General Counsel and Secretary

Moelis & Company

399 Park Avenue, 5th Floor

New York, New York 10022

(Name and address of agent for service)

(212) 883-3800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 577,172 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Moelis & Company (the “Company” or the “Registrant”) reserved for issuance under the Moelis & Company 2024 Omnibus Incentive Plan (the “Plan”). These shares of Class A Common Stock are additional securities of the same class as other securities for which a registration statement (File No. 333-280314) on Form S-8 was filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2024, and a registration statement (File No.  333-285366) on Form S-8 was filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025. These additional shares of Class A Common Stock are reserved for issuance as a result of awards granted under the Plan or awards granted under the Moelis & Company 2014 Omnibus Incentive Plan having been forfeited, canceled, exchanged, surrendered, terminated or expired without a distribution of Class A Common Stock to the holder thereof, or settled in cash, in each case following the effective date of the Plan.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) The Company’s Annual Report on Form 10-K, filed on February 26, 2026;

(b) The Company’s Quarterly Report on Form 10-Q, filed April 29, 2026; and

(c) The description of the Class A Common Stock contained in the registration statement on Form 8-A, dated April 11, 2014, filed to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC.

Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares of Class A Common Stock offered hereby has been passed upon for the Company by Osamu Watanabe, General Counsel and Secretary of the Company. As of April 24, 2026, Mr. Watanabe beneficially owned (i) 4,981 shares of Class A Common Stock, (ii) 23,739.5941 restricted stock units (representing the right to receive Class A Common Stock upon settlement), and (iii) 28,543 Class A partnership units of Moelis & Company Group LP, a subsidiary of the Company.

Item 8.	Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 22, 2014)

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on April 29, 2026)

5.1*	Opinion of Osamu Watanabe, General Counsel & Secretary

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accountants

24.1*	Power of Attorney (included on signature page)

99.1	Moelis & Company 2024 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 7, 2024)

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this day of April 30, 2026.

MOELIS & COMPANY

By:	/s/ Navid Mahmoodzadegan
Name: Navid Mahmoodzadegan
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kenneth Moelis, Navid Mahmoodzadegan, Katherine Pilcher Ciafone, Christopher Callesano and Osamu Watanabe, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Navid Mahmoodzadegan Navid Mahmoodzadegan	Chief Executive Officer (Principal Executive Officer)	April 30, 2026

/s/ Kenneth Moelis Kenneth Moelis	Executive Chairman and Director	April 30, 2026

/s/ Christopher Callesano Christopher Callesano	Chief Financial Officer (Principal Financial Officer)	April 30, 2026

/s/ Nick Riehl Nick Riehl	Principal Accounting Officer	April 30, 2026

/s/ Eric Cantor Eric Cantor	Director	April 30, 2026

/s/ Kenneth L. Shropshire Kenneth L. Shropshire	Director	April 30, 2026

/s/ Laila J. Worrell Laila J. Worrell	Director	April 30, 2026

/s/ Louise Mirrer Louise Mirrer	Director	April 30, 2026

/s/ Thorold Barker	Director	April 30, 2026

Thorold Barker